UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005 (December 8, 2005)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11899 (Commission File No.)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective December 8, 2005, we entered into a Separation Agreement and General Release (the “Agreement”) with John H. Karnes, who resigned as Senior Vice President and Chief Financial Officer. The Agreement provides for full settlement of any compensation and benefits to which Mr. Karnes would otherwise be entitled under the Amended and Restated Employment Agreement dated February 7, 2005, which is now terminated (other than with respect to certain provisions relating to confidentiality and tax indemnity). Mr. Karnes will receive his accrued salary, a cash lump-sum severance payment of $1.46 million (which is equal to 2.99 times his current annual rate of total compensation) and the bonus he would have been paid for 2005, if any, and will continue certain welfare benefits. Mr. Karnes’ restricted stock, stock options and deferred compensation also became fully vested.
     The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is attached to this Report as Exhibit 10.1 and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
     Effective December 8, 2005, we have terminated our existing employment agreement with Mr. Karnes by entering into the Separation Agreement and General Release described above in Item 1.01 of this Report (other than with respect to certain provisions relating to confidentiality and tax indemnity).
Item 5.02. Departure, Election or Appointment of Directors or Officers.
     On December 7, 2005, we accepted the resignation of John H. Karnes, Senior Vice President and Chief Financial Officer of the Company effective as of such date. We entered into a Separation Agreement and General Release described above in Item 1.01. The Company is conducting a search for his successor. A copy of the Company’s press release is attached to this Report as Exhibit 99.1.
Item 8.01. Other Events.
     The information included under Item 1.01 above of this Current Report is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1.	Separation Agreement and General Release dated December 8, 2005 between the Company and John H. Karnes.

99.1	Press Release of the Company dated December 12, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2005	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ JAMES F. WESTMORELAND
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release dated December 8, 2005 between the Company and John H. Karnes.

99.1	Press Release of the Company dated December 12, 2005.

4